Global Water Resources to Voluntarily Delist from Toronto Stock Exchange
PHOENIX, AZ – February 9, 2023 – Global Water Resources, Inc. (“Global Water” or the “Company”) (NASDAQ: GWRS), (TSX: GWR), a pure-play water resource management company, announces that it has applied for a voluntary delisting of its common shares (each a “Common Share”) from the Toronto Stock Exchange (the “TSX”). Subject to such application being accepted by the TSX, it is expected that the Common Shares will be delisted from the TSX effective as of close of markets on February 24, 2023.

Global Water has decided to pursue the voluntary delisting of the Common Shares following an internal assessment of the relative advantages and disadvantages associated with the continued listing of the Common Shares on the TSX. In arriving at the determination to delist the Common Shares from the TSX, Global Water considered, among other things, the financial and administrative burdens associated with maintaining a TSX listing, the minimal trading volume of the Common Shares on the TSX and the availability of an alternative market for the Common Shares on the Nasdaq Capital Market (the “NASDAQ”).

The Common Shares will continue to be listed and trade on the NASDAQ under the symbol “GWRS”. Holders of Common Shares in Canadian brokerage accounts are encouraged to contact their brokers to confirm how to trade their Common Shares on the NASDAQ following the delisting of the Common Shares from the TSX.

In accordance with the TSX Company Manual, the TSX does not require shareholder approval of the voluntary delisting of the Common Shares from the TSX, as an acceptable alternative market will exist for the Common Shares on the date of delisting.

Global Water intends to apply for an order to cease Global Water from being a reporting issuer under applicable securities laws of each of the provinces and territories of Canada as soon as practicable following the delisting of the Common Shares from the TSX. Upon the granting of such order, Global Water will no longer be a reporting issuer in any jurisdiction of Canada.

About Global Water Resources

Global Water Resources, Inc. is a leading water resource management company that owns and operates 29 systems which provide water, wastewater, and recycled water services. The Company’s service areas are located primarily in growth corridors around metropolitan Phoenix. Global Water recycles over 1 billion gallons of water annually.

The Company has been recognized for its highly effective implementation of Total Water Management (TWM). TWM is an integrated approach to managing the entire water cycle that involves owning and operating water, wastewater and recycled water utilities within the same geographic area in order to maximize the beneficial use of recycled water. It enables smart water management programs such as remote metering infrastructure and other advanced technologies, rate designs, and incentives that result in real conservation. TWM helps protect water supplies in water-scarce areas experiencing population growth.

Global Water has received numerous industry awards, including national recognition as a ‘Utility of the Future Today’ for its superior water reuse practices by a national consortium of water and conservation organizations led by the Water Environment Federation (WEF).

To learn more, visit www.gwresources.com.

Forward Looking Statements

This press release includes certain forward-looking statements which reflect the company’s expectations regarding future events. The forward-looking statements involve a number of assumptions, risks, uncertainties, and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning the timing and completion of the delisting of the Common Shares from the TSX, the Company’s intention to apply for an order ceasing the Company from being a reporting issuer under applicable securities laws of each of the provinces and territories of Canada and other statements that are not historical facts as well as statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or the negative of these terms, or other words of similar meaning. These statements are based on our current beliefs or expectations and are inherently subject to a number of risks, uncertainties, and assumptions, most of which are difficult to predict and many of which are beyond our control. Actual results may differ materially from these expectations due to changes in political, economic, business, market, regulatory, and other factors, including the duration and severity of the COVID-19 pandemic and the actions to contain the virus or treat its impact, such as the efficacy of vaccines (particularly with respect to emerging strains of the virus). Factors that may also affect future results are disclosed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website at www.sec.gov. This includes, but is not limited to, our Annual Report on Form 10-K for the year ended December 31, 2021, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, and subsequent filings with the SEC. Accordingly, investors are cautioned not to place undue reliance on any forward-looking statements, which reflect management’s views as of the date hereof. We undertake no obligation to publicly update any forward-looking statement, except as required by law, whether as a result of new information, future developments or otherwise.

Company Contact:
Michael Liebman
CFO and SVP
Tel (480) 999-5104
mike.liebman@gwresources.com

Investor Relations Contact:
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Ron Both or Grant Stude
CMA Investor Relations
Tel (949) 432-7566
GWRS@cma.team

Media & ESG Contact:
Tim Randall
CMA Media Relations
Tel (949) 432-7572
GWRS@cma.team

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